Execution Version

GOVERNANCE AGREEMENT
BY AND BETWEEN
GEOPARK LIMITED,
PANAMERICAN ENERGY HOLDINGS S.A.
AND
COLDEN INVESTMENTS S.A.
Dated as of September 2, 2026

Page

ARTICLE I TRANSFER OF SHARES		1
Section 1.1	Restrictions on Transfer	1
Section 1.2	Restrictive Legends.	2
Section 1.3	PEH Approval Rights	3
Section 1.4	Listing of Shares	3
ARTICLE II GOVERNANCE RIGHTS		4
Section 2.1	Board Rights	4
Section 2.2	Tender Offer	6
Section 2.3	Listing of Shares	7
ARTICLE III REGISTRATION RIGHTS		7
Section 3.1	Shelf Registration Rights	7
Section 3.2	Piggyback Registrations	8
Section 3.3	Obligations of the Company	10
Section 3.4	Obligations of PEH	13
Section 3.5	Company Suspension Rights	14
Section 3.6	Expenses of Registration	14
Section 3.7	Indemnification	14
Section 3.8	Confidentiality	16
Section 3.9	Reports under Exchange Act by the Company	17
Section 3.10	Future Registration Rights	18
Section 3.11	Termination	18
ARTICLE IV MISCELLANEOUS		18
Section 4.1	Certain Provisions of the PIPE SPA Superseded	18
Section 4.2	Counterparts	18
Section 4.3	Governing Law	18
Section 4.4	Entire Agreement; No Third Party Beneficiary	19
Section 4.5	Expenses	19
Section 4.6	Notices	19
Section 4.7	Successors and Assigns	21
Section 4.8	Headings	21
Section 4.9	Amendments and Waivers	21
Section 4.10	Interpretation; Absence of Presumption	22
Section 4.11	Severability	22
Section 4.12	Specific Performance	22
Section 4.13	Non-Recourse	22
Section 4.14	Effectiveness; Termination	23
EXHIBIT A DEFINITIONS		1
i

GOVERNANCE AGREEMENT
This GOVERNANCE AGREEMENT dated as of September 2, 2026 (this "Agreement") is entered into by and between GeoPark Limited, an exempted company limited by shares incorporated under the Laws of Bermuda (the "Company"), Panamerican Energy Holdings S.A., a corporation incorporated under the Laws of Panama ("PEH"), and solely for the purposes of Section 1.2, Section 2.1 and ARTICLE IV of this Agreement, Colden Investments S.A., a Panama sociedad anonima and an Affiliate of PEH ("Colden").  The Company and PEH are sometimes referred to herein individually as a "Party" and, collectively, as the "Parties."  Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.
RECITALS:
WHEREAS, on March 5, 2026, Colden and the Company entered into that certain Share Purchase Agreement (the "PIPE SPA") pursuant to which Colden purchased from the Company 12,876,053 common shares of the Company, par value US$0.001 per share (the "Common Shares"), on the terms and subject to the conditions set forth therein;
WHEREAS, contemporaneously with the execution of this Agreement, PEH, the Company and GeoPark USA, LLC, a Delaware limited liability company ("GeoPark USA") and an indirectly wholly-owned subsidiary of the Company, entered into that certain Share Purchase Agreement (the "Miranda SPA") pursuant to which PEH agreed to purchase from the Company and the Company agreed to issue and sell to PEH Common Shares in consideration for the sale by PEH to GeoPark USA of all of its shares in Energy Assets International, S.A., a Panama sociedad anonima, on the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the PIPE SPA and the Miranda SPA, the parties desire to enter into this Agreement, to be effective in accordance with Section 4.14, with respect to all Common Shares that Colden or PEH or an Affiliate thereof now or hereafter Beneficially Owns or own of record, and each of the parties has determined that it is in their best interests to enter into this Agreement to govern the respective rights and obligations of PEH, and Colden, as applicable, as Beneficial Owner of the Common Shares of the Company.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective in accordance with Section 4.14, the parties hereto agree as follows:
ARTICLE I

TRANSFER OF SHARES
Section 1.1
Restrictions on Transfer.  PEH acknowledges and agrees that the Common Shares Beneficially Owned by PEH and its Affiliates may not be offered, sold or otherwise Transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities Laws, or pursuant to an exemption therefrom, and in each case in compliance with the terms of this Agreement and the restrictions set forth in the text of the restrictive legend required to be included on the Common Shares Beneficially Owned by PEH or its Affiliates pursuant to Section 1.2.
Section 1.2
Restrictive Legends.
(a)
(i) Each certificate or book-entry position representing the Common Shares Beneficially Owned by PEH or its Affiliates and (ii) each existing certificate or book-entry position representing the Common Shares Beneficially Owned by Colden or its Affiliates shall be issued or replaced, as applicable, and each certificate referred to in clauses (i) and (ii) above shall be stamped or otherwise imprinted with, or have a notation to the effect of, one or more legends in substantially the following form (in addition to any legend required under applicable state securities Laws):
"THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS."
(b)
PEH and Colden consent to the Company making a notation on its records and giving instructions to any transfer agent of the Common Shares Beneficially Owned by PEH or its Affiliates in order to implement the restrictions on Transfer set forth in this Section 1.2.
In connection with any Transfer of the Common Shares Beneficially Owned by PEH or its Affiliates by PEH or its Affiliates pursuant to Rule 144 under the Securities Act or pursuant to any other available exemption under the Securities Act such that the subsequent purchaser acquires freely tradable shares, if requested by PEH by written notice to the Company, the Company shall take commercially reasonable steps to cause the transfer agent for the Common Shares to remove any restrictive legends related to the book entry account holding such Common Shares Beneficially Owned by PEH or its Affiliates and make a new, unlegended entry for such book entry Common Shares sold or disposed of without restrictive legends; provided, that PEH shall have (i) timely provided the Company customary representations and other documentation reasonably acceptable to the Company in connection therewith and (ii) complied with the terms and conditions of this Agreement; provided, further, that the Company shall not be obligated to incur any material, noncustomary costs or expenses in taking such actions other than as set forth herein.  The Company shall provide PEH with written notice of such removal and unlegended entry promptly thereafter.
Section 1.3
PEH Approval Rights.  The Company agrees and acknowledges that, for so long as the number of Common Shares Beneficially Owned by PEH and its Affiliates represents at least fifteen percent (15%) of the total number of Common Shares then issued and outstanding, the Company shall not, without (in addition to any approval required by the Governing Documents or applicable Law) either (i) approval by at least one (1) of the PEH Directors then in office or (ii) the prior written consent of PEH:
(a)
issue equity or equity-linked securities in excess of five percent (5%) of the Fully Diluted Share Capital in the aggregate, other than issuances in respect of which PEH is granted preemptive rights;
(b)
amend the Governing Documents of the Company in a manner adverse to PEH;
(c)
enter into, modify or terminate any transaction with any (i) holder of more than one percent (1%) of the outstanding Common Shares, (ii) executive officer of the Company, or (iii) immediate family member or Affiliate of any of the foregoing, other than compensation arrangements with executive officers in the ordinary course of business;
(d)
change the size of the Board (other than in accordance with Section 2.1);
(e)
establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any of the share capital of the Company, except for (i) any dividend or distribution by a wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company and (ii) any dividend declared and paid in accordance with the Company's dividend policy publicly announced prior to the date of this Agreement;
(f)
redeem, purchase or otherwise acquire any of the Company's outstanding share capital, or any rights, warrants or options to acquire any of its share capital; or
(g)
authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.
Section 1.4
Listing of Shares.  For so long as PEH or its Affiliates Beneficially Own any Common Shares, the Company shall use commercially reasonable efforts to (a) continue the listing and trading of the Common Shares on the Principal Market, (b) comply with the Company's reporting, filing, and other obligations under the bylaws or rules of the Principal Market and (c) maintain the eligibility of the Common Shares that are free from restrictive legends for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
ARTICLE II

GOVERNANCE RIGHTS
Section 2.1
Board Rights.
(a)
Subject to the Governing Documents of the Company, from and after the Closing and for so long as the number of Common Shares Beneficially Owned by PEH and its Affiliates represents (i) fifty percent (50%) or more of the total number of Common Shares then issued and outstanding, PEH shall be entitled to nominate not less than five (5) individuals (each, a "PEH Designee," and any member of the Board who was appointed or elected to the Board as a PEH Designee, an "PEH Director") for appointment or election to the board of directors of the Company (the "Board"); (ii) less than fifty percent (50%) and equal to or greater than forty percent (40%) of the total number of Common Shares then issued and outstanding, PEH shall be entitled to nominate four (4) PEH Designees for appointment or election to the Board; (iii) less than forty percent (40%) and equal to or greater than twenty-eight percent (28%) of the total number of Common Shares then issued and outstanding, PEH shall be entitled to nominate three (3) PEH Designees for appointment or election to the Board; (iv) less than twenty-eight percent (28%) and equal to or greater than fifteen percent (15%) of the total number of Common Shares then issued and outstanding, PEH shall be entitled to nominate two (2) PEH Designees for appointment or election to the Board; and (v) less than fifteen percent (15%) and equal to or greater than seven and one-half percent (7.5%) of the total number of Common Shares then issued and outstanding, PEH shall be entitled to nominate one (1) PEH Designee for appointment or election to the Board.  For so long as PEH is entitled to nominate any PEH Designees for appointment to the Board pursuant to this Section 2.1(a), PEH shall be entitled to nominate one (1) PEH Director to each committee of the Board ("Board Committees") other than the Audit Committee.
(b)
For so long as PEH is entitled to nominate any PEH Designees for appointment to the Board pursuant to Section 2.1(a), the Company shall include in the slate of nominees recommended by the Board, at all of the Company's applicable annual or special general meetings of shareholders at which directors are to be elected (or in any written resolutions or consent for election of directors), the PEH Designees nominated in accordance with this Section 2.1 and shall recommend that the holders of Common Shares vote in favor of such PEH Designees.  The Company shall use its reasonable best efforts to cause the election of each such PEH Designee to the Board, in each case subject to applicable Law and the Company's Governing Documents, it being understood that the Company shall support the PEH Designees (including via solicitation of proxies), and shall take reasonable steps in seeking to cause the election of the PEH Designees, in a manner no less rigorous and favorable than the manner in which the Company supports the election of the other director nominees of the Board.
In the event that the number of Common Shares Beneficially Owned by PEH and its Affiliates falls below the applicable thresholds set forth in Section 2.1(a), PEH shall request a number of the PEH Directors to promptly tender their resignation as a director such that the remaining number of PEH Directors equals the number of directors PEH is then entitled to nominate under Section 2.1(a), and the Company may take all reasonable actions within its control to cause the removal of such PEH Director(s).  In the event that a vacancy is created by the resignation or removal of a PEH Director under this Section 2.1(c), then the Board may elect, appoint or otherwise act to fill such vacancy.
(d)
In the event of the death, disability, resignation or removal of any PEH Director (other than resignation or removal pursuant to Section 2.1(c)), PEH, if it is then entitled to nominate a PEH Designee pursuant to Section 2.1(a), may nominate an individual as a new PEH Designee to replace such PEH Director and the Company shall take all reasonable actions within its control to cause such new PEH Designee to fill such resulting vacancy.
(e)
For so long as PEH is then entitled to nominate a PEH Designee pursuant to Section 2.1(a), the Board shall not, without the prior written consent of PEH, or as permitted by Section 2.1(c), remove any PEH Director from his or her directorship, except as required by Law, stock exchange rules, the Governing Documents of the Company or Company policies applicable to all other directors of the Company (in which case PEH's right to designate PEH Designees for nomination or election to the Board at any annual or special general meetings of shareholders, PEH's right to nominate a director to fill a vacancy resulting from the death, disability, resignation or removal of any PEH Director as a member of the Board, and the Company's obligation to nominate such PEH Designee for election to the Board, in each case as set forth in this Section 2.1, are preserved).
(f)
Notwithstanding anything to the contrary in this Section 2.1, the appointment and service of any such PEH Designee on the Board or any Board Committee shall be subject to and conditioned upon any such PEH Designee (i) satisfying all requirements regarding service as a director of the Company or as a member of such Board Committee under the Governing Documents of the Company, applicable Law and stock exchange rules regarding service as a director of the Company or as a member of such Board Committee and all other criteria and qualifications for service as a director or as a member of such Board Committee applicable to all directors of the Company that have been publicly disclosed or otherwise disclosed to such PEH Designee and (ii) having made himself or herself reasonably available for interviews, consented to such reasonable reference and background checks or other reasonable investigations and provided all such information (including information necessary to determine the nominee's independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board or Nomination and Corporate Governance Committee of the Board may reasonably request, including all information required to be disclosed for directors, candidates for directors and their respective Affiliates and Representatives in any filing with the SEC or otherwise in accordance with applicable Law or any stock exchange rules or listing standards.  If, and for so long as, PEH is entitled to nominate (x) four (4) or more PEH Designees pursuant to Section 2.1(a), at least two (2) of such PEH Designees must qualify as an Independent Director and (y) three (3) PEH Designees pursuant to Section 2.1(a), at least one (1) of such PEH Designees must qualify as an Independent Director.  PEH acknowledges and agrees that the PEH Designees shall be required, and PEH shall cause the PEH Designees to agree, to waive notice of and recuse themselves from any meetings, deliberations or discussions of the Board or any Board Committee to the extent relating to the transactions contemplated by this Agreement, other transactions between the

Company and PEH or any of its Affiliates or other transactions that would reasonably give rise to conflicts of interest.
(g)
Notwithstanding the foregoing and subject to applicable Law, following the consummation or expiry of a 70% Tender Offer (as defined below) commenced by PEH, whether or not such tender offer is successfully completed or results in PEH acquiring additional Common Shares, PEH shall have the right, to appoint any number of PEH Designees to the Board, and any limitations set forth in this Section 2.1 with respect to PEH's right to nominate PEH Designees for appointment or election to the Board, shall cease to apply; provided, that the obligations set forth in Section 2.1(f) shall, notwithstanding the foregoing, continue to survive the consummation or expiry of a 70% Tender Offer unless and until the Company's Common Shares are delisted from the Principal Market.
Section 2.2
Tender Offer.
(a)
Post-Completion Tender Offer. Within ninety (90) days from the date of the Closing, PEH shall initiate (and subsequently consummate) a tender offer to purchase any and all issued and outstanding equity securities of the Company (other than securities of the Company Beneficially Owned by PEH or its Affiliates) at a price per share equal to $12.22, subject to a maximum tender consideration of $100,000,000. Such tender offer must be conducted in accordance with all applicable Laws (including, for the avoidance of doubt, Regulation 14E, Regulation 14D and Rule 13e-3 of the Exchange Act, as applicable), stock exchange rules and the Governing Documents of the Company and may only be subject to customary conditions to be mutually agreed upon between PEH, on the one hand, and a majority of the Disinterested Directors then on the Board, on the other hand; provided, that in no event shall such tender be conditioned on (i) participation of any minimum threshold of shareholders of the Company or other "minimum tender" condition or (ii) obtaining any financing. The Company shall reasonably cooperate with PEH in connection with any tender offer commenced by PEH with respect to the Company's securities pursuant to this Section 2.2(a).
(b)
Tender Offer upon Acquiring More than 70%. From and after the Closing, in the event PEH or its Affiliates acquire any securities of the Company such that, after giving effect to such acquisition, PEH and its Affiliates have Beneficial Ownership of more than seventy percent (70%) of the total number of issued and outstanding Common Shares, PEH must, within ninety (90) days of such acquisition, commence (and subsequently consummate) a tender offer pursuant to which PEH offers to purchase any and all issued and outstanding equity securities of the Company (other than any securities of the Company Beneficially Owned by PEH or its Affiliates) at a price per share that is no less than the volume weighted average trading price of the Common Shares on the Principal Market for the thirty (30) day trading day period ending on (and including) the trading day immediately preceding the public announcement of such tender offer (such tender offer, the "70% Tender Offer").  Such tender offer must be conducted in compliance with all applicable Laws (including, for the avoidance of doubt, Regulation 14E, Regulation 14D and Rule 13e-3 of the Exchange Act, as applicable) and stock exchange rules and the Governing Documents of the Company and may only be subject to customary conditions to be mutually agreed upon between PEH, on the one hand, and a majority of the Disinterested Directors then on the Board, on the other hand; provided, that in no event shall such tender be conditioned on (i) participation of any minimum threshold of shareholders of the Company or other "minimum tender" condition or (ii) obtaining any financing. The Company shall reasonably cooperate with PEH in connection with any 70% Tender Offer commenced by PEH with respect to the Company's securities pursuant to this Section 2.2(b).
(c)
Following the consummation or expiry of a 70% Tender Offer commenced by PEH, whether or not such tender offer is successfully completed or results in PEH acquiring additional Common Shares, or if PEH and its Affiliates otherwise reach a Beneficial Ownership of more than seventy percent (70%) of the total number of issued and outstanding Common Shares following a tender offer pursuant to Section 2.2(a) above, PEH shall have the right, in its sole discretion, subject to applicable Law, to cause the Company to delist its Common Shares from any stock exchange on which such Common Shares are then listed, including by directing its designees on the Board to take all actions reasonably necessary or desirable in furtherance thereof. For the avoidance of doubt, the rights set forth in this Section 2.2(c) may be exercised irrespective of (i) whether the conditions of such 70% Tender Offer are satisfied, or (ii) the percentages of Common Shares actually acquired by PEH pursuant to such 70% Tender Offer.
(d)
For so long as PEH or any of its Affiliates Beneficially Owns any Common Shares, the Company shall not take any action with the purpose of precluding or preventing a tender offer made by PEH in compliance with applicable Law for all, but not less than all, of the outstanding share capital of the Company.
Section 2.3
Listing of Shares.  For so long as PEH and its Affiliates Beneficially Own seventy percent (70%) or less of the total number of issued and outstanding Common Shares, PEH shall, and shall cause its Affiliates to, ensure that the Company continues the listing and trading of the Common Shares on the Principal Market.
ARTICLE III

REGISTRATION RIGHTS
Section 3.1
Shelf Registration Rights.
(a)
The Company will use its reasonable best efforts to (i) file with the SEC, no later than ninety (90) days after the Closing, a Shelf Registration Statement, and (ii) cause the Shelf Registration Statement to be declared effective under the Securities Act or become automatically effective, if available, promptly thereafter (for purposes of clarity, if the Company is then ineligible to register for resale all of the Registrable Securities on Form F-3, such registration shall be on such other form available to register for resale all of the Registrable Securities as a secondary offering).  Subject to the provisions of Section 3.5, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by PEH and its Affiliates until the day PEH and its Affiliates no longer holds any Registrable Securities.
(b)
PEH and its Affiliates may from time to time following the Closing request to sell all or any portion of the Registrable Securities in an Underwritten Offering that is registered under the Shelf Registration Statement that includes roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company or its management (a

"Marketed Underwritten Offering"); provided, that in the case of each such Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $20,000,000.  The Company will not be required to effectuate more than three (3) Marketed Underwritten Offerings within any twelve (12)-month period.
(c)
PEH and its Affiliates may from time to time following the Closing request to sell all or any portion of the Registrable Securities in an Underwritten Offering that is registered under the Shelf Registration Statement that does not include any marketing efforts by the Company or its management, including a "block trade" and an "overnight transaction" (a "Non-Marketed Underwritten Offering"); provided, that in the case of each such Non-Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $10,000,000.  The Company will not be required to effectuate more than three (3) Non-Marketed Underwritten Offerings within any ninety (90)-day period.
(d)
All requests for Marketed Underwritten Offerings and Non-Marketed Underwritten Offerings shall be made by giving written notice to the Company (an "Underwritten Offering Notice"), and upon receipt of an Underwritten Offering Notice the Company shall use its reasonable best efforts to effect such Marketed Underwritten Offering or Non-Marketed Underwritten Offering, as applicable, as expeditiously as reasonably possible for the number of Registrable Securities requested, in the manner requested by PEH and with lead bookrunning underwriter(s) selected by PEH (subject to the consent of the Company, which consent will not be unreasonably withheld or delayed), in each case, subject to the terms of this Agreement.  Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Securities to be sold in such Underwritten Offering, (ii) whether such Underwritten Offering will be a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering, (iii) the intended marketing efforts, if any, and (iv) the name(s) of the underwriter(s), if then known.  Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Offering within sixty (60) days after the closing of a prior Underwritten Offering.
(e)
If, in connection therewith, the lead bookrunning underwriter(s) advise the Company, in writing, that, in their reasonable opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Marketed Underwritten Offering exceeds the number of Registrable Securities and other securities that can be sold in an orderly manner in such offering within a price range acceptable to PEH, the Company shall include in such Marketed Underwritten Offering the number and type of Registrable Securities and other securities that can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Marketed Underwritten Offering by PEH and (ii) second, other securities, including any securities the Company proposes to sell for its own account or requested to be included in such Marketed Underwritten Offering to the extent permitted hereunder.
Section 3.2
Piggyback Registrations.
(a)
If the Company at any time following the Closing proposes to (i) file a Registration Statement under the Securities Act with respect to any offering of Common Shares for its own account or for the account of any other Persons (other than (x) a Registration under Section 3.1 or (y) a Registration on Form S-4, Form F-4 or Form S-8, or any analogous or successor forms thereto) or (ii) file a prospectus supplement to effectuate an Underwritten Offering of Common Shares for its own account or for the account of any other Person as a takedown from an effective Shelf Registration Statement previously filed under the Securities Act and to which selling shareholders may be added pursuant to the SEC's rules by means of a prospectus supplement, then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of public filing of such Registration Statement or prospectus supplement, as applicable), the Company shall give written notice of such proposed filing to PEH (a "Piggyback Notice"), and such Piggyback Notice shall offer PEH the opportunity to register under such Registration Statement or include in such prospectus supplement, as applicable, such number of Registrable Securities as PEH may request in writing (a "Piggyback Registration").  Subject to Section 3.2(b), the Company shall use commercially reasonable efforts to include in such Registration Statement or prospectus supplement, as applicable, all such Registrable Securities that are requested to be included therein by PEH within five (5) Business Days after the receipt by PEH of such Piggyback Notice; provided, that if at any time after giving a Piggyback Notice and prior to the effective date of the Registration Statement or the initial filing of the prospectus supplement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to PEH, and, thereupon, (A) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (B) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities.  If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then PEH and the Company shall make such arrangements with the lead bookrunning underwriter(s) so that PEH and its Affiliates may participate in such Underwritten Offering on the same terms as any other share capital of the Company included in the offering.
(b)
If, in connection with any Underwritten Offering included in a Piggyback Registration, the lead bookrunning underwriter(s) advise the Company, in writing, that, in their reasonable opinion, the inclusion of some or all of the Registrable Securities and other securities proposed to be included in the registration and the Underwritten Offering would adversely affect the successful marketing (including pricing) of the offering, then the Company shall include in such Registration Statement only such number of Registrable Securities and other securities as such underwriters have advised the Company can be sold in such offering without adversely affecting the successful marketing (including pricing) of the offering, to be allocated in the following manner:
(i)
in cases initially involving the registration for sale of securities for the Company's own account: (A) first, one hundred percent (100%) of the securities that the Company proposes to sell for its own account; (B) second, the number of Registrable Securities requested to be included in such offering by PEH; (C) third, the number of Registrable Securities requested to be included in such offering by any other shareholders holding registration rights; and (D) only if all of the securities referred to in clauses (A) through (C) have been included in such registration, any other securities eligible for inclusion in such registration; and
in cases initially involving the registration for sale of securities for the account of another shareholder pursuant to such shareholder's exercise of demand registration rights, (A) first, the number of Registrable Securities requested to be included in such offering by such initiating shareholder and PEH, pro rata among all such Persons referenced in this clause (A); and (B) if all of the securities referred to in clause (A) have been included in such registration, the number of securities that the Company and any other securityholders propose to sell for their respective account, apportioned as agreed among the Persons referenced in this clause (B).
(c)
PEH shall have the right to withdraw all or part of its request for inclusion of Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (i) in connection with a new Registration Statement, such request must be made in writing prior to the effectiveness of such Registration Statement, (ii) in connection with an Underwritten Offering that constitutes a takedown from an existing Shelf Registration Statement, such request must be made in writing prior to time at which the offering price and/or underwriter's discount are determined with the managing underwriter(s), and (iii) such withdrawal shall be irrevocable and, after making such withdrawal, PEH shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made; provided, that withdrawal from a general Shelf Registration Statement shall not preclude subsequent participation in a Piggyback Registration contemplated by Section 3.2.
Section 3.3
Obligations of the Company.  In connection with any Registration pursuant to this Article III, the Company will:
(a)
furnish to PEH such number of copies of any prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as PEH may reasonably request in order to facilitate the disposition of Registrable Securities from time to time;
(b)
promptly following its knowledge thereof, notify PEH:
(i)
of the time when the Registration Statement has been declared effective or when a supplement or amendment to any prospectus forming a part of such Registration Statement has been filed (other than any deemed amendment of the Registration Statement by means of a document filed by the Company under the Exchange Act);
(ii)
after the Registration Statement becomes effective, of any request by the SEC that the Company amend or supplement the Registration Statement or prospectus forming a part of the Registration Statement or for additional information; and
(iii)
of the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the Registration Statement or the initiation of any Proceeding for such purpose; provided, that the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time;
use its commercially reasonable efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration

Statement for such Registration and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective for the period required by this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the method of distribution set forth in such Registration Statement for such period;
(d)
as promptly as reasonably practicable notify PEH at any time of the Company's discovery of the occurrence of any event as a result of which the prospectus included in the Registration Statement for such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (provided, however, that no such notice by the Company shall be required in the event that the Company either promptly files a prospectus supplement to update the prospectus or a Form 6-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement or material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading);
(e)
use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under the securities or "blue sky" Laws of such jurisdictions within the United States as will be reasonably requested by PEH, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof while PEH or its Affiliates hold any Registrable Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times while PEH or its Affiliates hold any Registrable Securities, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or otherwise become subject to taxation or service of process in suits in any such jurisdictions where it is not already so qualified or subject.  The Company will promptly notify PEH in writing of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" Laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any Proceeding for such purpose;
(f)
in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(g)
in connection with any Marketed Underwritten Offering, cause its officers to use their commercially reasonable efforts, on a customary basis and upon reasonable notice, to support the marketing of the Registrable Securities covered by such offering (including participation in "road shows," investor calls, and other similar marketing efforts); provided, however, such marketing efforts shall not include a "road show" requiring the Company's officers to travel outside the city in which they are primarily located at such time and the involvement of the officer(s) therein shall not exceed two (2) days of marketing;

(h)
use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the Principal Market and pay all associated fees and expenses with such listing;
(i)
provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;
(j)
promptly make available for inspection by PEH, any underwriters, in the case of an Underwritten Offering, and their respective Representatives customary due diligence materials, including all financial and other records, pertinent corporate documents and properties of the Company during normal business hours at the offices where such information is typically kept, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by PEH, such underwriters, or any such Representatives, in each case, as reasonably necessary or advisable to verify the accuracy of the information in the Registration Statement and to conduct appropriate due diligence in connection therewith as is customary for similar due diligence examinations; provided, that any Confidential Information will be kept confidential by PEH or any such Representative, except if disclosure of such Confidential Information is required by Law, court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, in which case PEH or any such Representative shall, to the extent permitted by applicable Law and regulation, be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, use commercially reasonably efforts to assist the Company (at the Company's sole expense) in seeking to prevent or limit the proposed disclosure;
(k)
in connection with any Underwritten Offering, use commercially reasonable best efforts to obtain (i) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings, including a "negative assurances letter," as well as such other matters as may reasonably be requested and (ii) "comfort" letters and "bring-down" updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements and, to the extent required, any other financial statements included in the applicable Registration Statement, covering the matters customarily covered in "comfort" letters in connection with underwritten offerings; and
promptly, including upon notice of the intention of PEH or any of its Affiliates to sell all or part of the Registrable Securities in an Underwritten Offering, (i) incorporate in one or more prospectus supplements or post-effective amendments to the Registration Statement such information as PEH reasonably believes is required by the Securities Act to be included therein relating to the proposed offer and sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being sold from time to time, the purchase price being paid therefor and any other terms of any offering of Registrable Securities; and (ii) make all required filings of any such prospectus supplement or post-effective amendment after being notified of the intention of PEH or any of its Affiliates to sell, any such sale or otherwise of any of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(m)
use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities in the United States as may be necessary to consummate the disposition of such Registrable Securities; and
(n)
take all other actions as necessary and reasonably requested by PEH to expedite and facilitate disposition by PEH or any of its Affiliates from time to time of Registrable Securities pursuant to the Registration Statement, including by one or more Underwritten Offerings, subject, in each case, to the terms, conditions and limitations set forth in this Article III.
Section 3.4
Obligations of PEH.  PEH will:
(a)
furnish to the Company such information regarding PEH and its plan and method of distribution of such Registrable Securities as the Company may, on advice of counsel, reasonably determine is required by applicable Law, including information required by Item 507 of Regulation S-K promulgated under the Securities Act, it being understood that it shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III with respect to any Registrable Securities held by PEH and its Affiliates that the Company shall have received all the applicable information required from PEH.  The Company will notify PEH in writing of any such information that the Company reasonably requires from PEH, and PEH will furnish such required information to the Company as promptly as practical after being notified by the Company; provided, that any information that is designated in writing by PEH, in good faith, as confidential at the time of delivery of such information will be kept confidential by the Company and will not be disclosed except to the Company's counsel, for purposes of determining whether applicable Law requires such information to be disclosed in the Registration Statement;
(b)
upon receipt of any notice from the Company of the occurrence of any event of the type described in Section 3.3(b)(i) or Section 3.3(b)(ii), discontinue disposition of Registrable Securities covered by the Registration Statement and suspend use of the Registration Statement or prospectus forming a part of the Registration Statement until the Company has provided an amendment or supplement to the Registration Statement or prospectus or the Company has advised that the use of the Registration Statement or prospectus may be resumed;
(c)
upon receipt of any notice from the Company of a delay or suspension pursuant to the terms of Section 3.5, discontinue disposition of Registrable Securities covered by the Registration Statement and suspend use of the Registration Statement or prospectus forming a part of the Registration Statement until the Company has provided an amendment or supplement to the Registration Statement or prospectus or the Company has advised that the use of the Registration Statement or prospectus may be resumed; and
in the event of any Underwritten Offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

Section 3.5
Company Suspension Rights.  Notwithstanding anything in this Article III to the contrary, the Company may delay the filing of the Registration Statement to be filed pursuant to this Article III or a request for acceleration of the effective date, or suspend the effectiveness of the Registration Statement, if the Company determines in good faith that such filing, acceleration or continued effectiveness would (a) materially interfere with any bona fide material financing, acquisition, corporate reorganization or merger or any other material transaction or event involving the Company, (b) require the Company to make a public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly, (c) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities required to be included in an effective Registration Statement, or (d) any other event occurs that makes any statement of a material fact made in the Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that suspension periods pursuant to this Section 3.5 shall not exceed ninety (90) days in the aggregate in any twelve (12)-month period and no suspension period shall commence unless and until PEH receives notice thereof.  If the Company suspends the effectiveness of the Registration Statement pursuant to this Section 3.5, the Company will, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement and give written notice to PEH authorizing PEH and its Affiliates to resume offerings and sales pursuant to the Registration Statement.  If as a result thereof the prospectus included in the Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company will enclose such revised prospectus with the notice to PEH given pursuant to this Section 3.5.  After the expiration of any suspension period and without further request from PEH, the Company will effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow PEH and its Affiliates to resell the Registrable Securities as set forth herein.
Section 3.6
Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to this Article III will be borne and paid by the Company; provided, that Registration Expenses for any Registration Statement that is withdrawn in its entirety solely at the request of PEH shall be borne by PEH.  All Selling Expenses relating to Registrable Securities registered pursuant to this Article III will be borne and paid by PEH.
Section 3.7
Indemnification.  If any Registrable Securities are included in the Registration Statement under this Article III:
(a)
To the extent permitted by applicable Law, the Company will indemnify and hold harmless PEH and its Representatives (the "Company Indemnified Parties") from and against any and all Damages, and the Company will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 3.7(a) will not apply to amounts paid in settlement of any such Proceeding if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld or delayed, nor will the Company be liable for any Damages to the extent that such Damages arise out of or are based upon any untrue statement or omissions made in reliance upon and in conformity with written information furnished by or on behalf of PEH expressly for use in connection with the Registration Statement.
(b)
To the extent permitted by applicable Law, PEH will indemnify and hold harmless the Company and its Representatives against any Damages, and PEH will reimburse the Company and its Representatives for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Proceeding from which Damages may result, in each case only to the extent that such Damages arise out of or are based upon untrue statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of PEH expressly for use in connection with the Registration Statement; provided, however, that the indemnity agreement contained in this Section 3.7(b) will not apply to amounts paid in settlement of any such Proceeding if such settlement is effected without the consent of PEH, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in no event shall any indemnity under this Section 3.7(b) payable by PEH exceed an amount equal to the net proceeds received by PEH in respect of the Registrable Securities actually sold pursuant to the Registration Statement at issue.
Promptly after receipt by an indemnified party under this Section 3.7 of notice of the commencement of any Proceeding (including any Proceeding by a Governmental Entity) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.7, give the indemnifying party notice of the commencement thereof.  In case any such Proceeding is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it will elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel selected by the indemnifying party that is reasonably satisfactory to such indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) will have the right to retain separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such Proceeding.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such Proceeding and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 3.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party will have employed separate counsel in accordance with the preceding sentence.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.7, except to the extent that the indemnifying party would be materially prejudiced as a proximate result of such failure to notify.  Without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), no indemnifying party may effect any settlement of any pending or threatened Proceeding unless such settlement (i) includes an unconditional release of such indemnified party from all liability arising out of such Proceeding and (ii) does not include any statement to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)
If the indemnification provided for this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party, other than pursuant to its terms, with respect to any Damages, then, subject to the limitations contained in this Section 3.7, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the actions, statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by a court of competent jurisdiction by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.  The Company and PEH agree that it would not be just and equitable if contribution pursuant to this Section 3.7(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence.  Notwithstanding the foregoing, in no event shall the amount PEH is obligated to contribute pursuant to this Section 3.7(d) exceed an amount equal to the net proceeds received by PEH in respect of the Registrable Securities actually sold pursuant to the Registration Statement which gives rise to such obligation to contribute.
Section 3.8
Confidentiality.
(a)
PEH will, and will cause its Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company or its Affiliates that may be furnished to PEH or its Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement or otherwise in connection with PEH's investment in the Company ("Confidential Information") and to use the Confidential Information solely for the purposes of monitoring, administering or managing PEH's investment in the Company made pursuant to this Agreement; provided, that Confidential Information will not include information that (i) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by PEH or its Representatives, (ii) was or becomes available to PEH or its Representatives from a source other than the Company or its Representatives; provided, that such source is reasonably believed by PEH or such Representatives not to be subject to an obligation of confidentiality (whether by agreement or otherwise) after reasonable inquiry, (iii) at the time of disclosure is already in the possession of PEH or its Representatives from a source other than the Company or any of its Representatives, as evidenced by pre-existing written or electronic records; provided, that such source is reasonably believed by PEH or such Representative to not be subject to an obligation of confidentiality (whether by agreement or otherwise) after reasonable inquiry, or (iv) was independently developed by PEH or its Representatives without reference to, incorporation of, or other use of any Confidential Information; provided, that PEH may disclose Confidential Information (A) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in the Company or (B) as may be required, after receiving the advice of outside legal counsel, by applicable Law or Judgment.  In the event that PEH or any of its Representatives are required by applicable Law or Judgment to disclose any Confidential Information, PEH shall, (x) to the extent permissible by such applicable Law or Judgment, provide the Company with prompt written notice of such requirement, (y) disclose only that information that PEH determines (with the advice of counsel) is required by such applicable Law or Judgment to be disclosed and (z) use reasonable efforts to preserve the confidentiality of such Confidential Information, including by, at the Company's request, reasonably cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information.
(b)
PEH acknowledges that it is aware, and will advise any of its Affiliates who receive Confidential Information pursuant to this Agreement or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such Laws.
Section 3.9
Reports under Exchange Act by the Company.  With a view to making available to PEH the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time after the Closing permit PEH to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or Form F-1, the Company will:
(a)
make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act;
(b)
use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;
(c)
furnish upon request to PEH (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3; and (ii) such other information as may be reasonably requested in availing PEH of any rule or regulation of the SEC that permits the selling of any such securities without registration; and
take such additional action as is reasonably requested by PEH to enable PEH to sell the Registrable Securities pursuant to Rule 144 under the Securities Act, including delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company's transfer agent as may be reasonably requested from time to time by PEH and otherwise fully cooperate with PEH and PEH's broker to effect such sale of securities pursuant to Rule 144 under the Securities Act.

Section 3.10
Future Registration Rights.  For so long as PEH is entitled to the registration rights provided for in this Article III, the Company shall not enter into any registration rights agreement that would be inconsistent with the rights provided herein.
Section 3.11
Termination.  The provisions of this Article III (other than Section 3.6, Section 3.7 and Section 3.8) shall automatically terminate upon the first date on which there cease to be any Common Shares Beneficially Owned by PEH or its Affiliates that are Registrable Securities.
ARTICLE IV

MISCELLANEOUS
Section 4.1
Certain Provisions of the PIPE SPA Superseded.  Colden and the Company hereby acknowledge and agree that, subject to and effective as of immediately following the Closing, ARTICLE IV (other than Section 4.7 of the PIPE SPA, which will continue in full force and effect in accordance with its terms) and Article V of the PIPE SPA are superseded and hereby entirely replaced by the provisions of this Agreement and will have no further force and effect following the Closing (so that, for the avoidance of doubt, no Common Shares held by PEH following the Closing would be subject to any lockup restriction).
Section 4.2
Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.  The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.  "Electronic Signatures" means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
Section 4.3
Governing Law.
(a)
This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)
Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the Laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a "Chosen Court" and collectively, the "Chosen Courts"), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts.  Such Persons further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the "Applicable Matters") shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
(c)
Such Persons further covenant not to bring a Proceeding with respect to the Applicable Matters other than in such Chosen Court and not to challenge or enforce in another jurisdiction a Judgment of such Chosen Court.
(d)
Process in any such Proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court.  Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 4.6 shall be deemed effective service of process on such Person.
(e)
Waiver of Jury Trial.  EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 4.4
Entire Agreement; No Third Party Beneficiary.  This Agreement, the Miranda SPA and the PIPE SPA (as amended hereby) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement.  This Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder.
Section 4.5
Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses.
Section 4.6
Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by email transmission, when transmitted so long as there is no bounce-back or similar error message; and (d) if otherwise actually personally delivered, when delivered provided that such notices, requests, demands and other communications are delivered to the address or email address set forth below, or to such other address or email address as any party shall provide by like notice to the other parties to this Agreement:
If to the Company, to:

GeoPark Limited
Calle 94 No. 11-30, Piso 8
Bogota, Colombia
Attention:
Jaime Caballero Uribe, Chief Financial Officer
Email:
jcaballero@geo-park.com
jucuellar@geo-park.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention:
Juan G. Giraldez
Claire Schupmann
Email:
jgiraldez@cgsh.com
cschupmann@cgsh.com

If to PEH, to:

Panamerican Energy Holdings S.A.
MMG Tower, Piso 26
Ave. Paseo del Mar
Costa del Este Panama
Rep. de Panama
Attention:
Oliverio Lew
Email:
olew@gilinskiholding.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
Attention:
Lorenzo Corte
Email:
Lorenzo.Corte@skadden.com

If to Colden, to:

Colden Investments S.A.
MMG Tower, Piso 26
Ave. Paseo del Mar
Costa del Este Panama
Rep. de Panama
Attention:
Oliverio Lew
Email:
olew@gilinskiholding.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
Attention:
Lorenzo Corte
Email:
Lorenzo.Corte@skadden.com

Section 4.7
Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the successors of each of the parties hereto.  Notwithstanding the foregoing, neither PEH nor the Company shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other; provided that PEH may assign its rights under this Agreement to any Affiliate that, prior to such assignment, executes and delivers to the Company a joinder agreement (in form and substance reasonably acceptable to the Company); provided, further, that no such assignment shall relieve PEH of any of its obligations hereunder.
Section 4.8
Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 4.9
Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto and approved by a majority of the Disinterested Directors then on the Board.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with; provided that any waiver by the Company shall require the approval of a majority of the Disinterested Directors then on the Board.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
Section 4.10
Interpretation; Absence of Presumption.
(a)
For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit references are to the Articles, Sections, paragraphs, and Exhibits to this Agreement unless otherwise specified; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; and (iv) the word "or," "any" or "either" shall not be exclusive.  References to a Person are also to its permitted assigns and successors.  When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).
(b)
With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
Section 4.11
Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
Section 4.12
Specific Performance.  The parties hereto agree that irreparable damage could occur and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached.  Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 4.13
Non-Recourse.  Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto (the "Contract Parties") and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein.  No Person other than the Contract Parties, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action or obligations arising under, out of, or related to this Agreement or its negotiation, execution, performance, or breach.
Section 4.14
Effectiveness; Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective until immediately after the Closing and, prior to the Closing, this Agreement shall be of no force or effect and no party shall have any rights or obligations hereunder, other than under this Section 4.14, Section 4.2, Section 4.3, Section 4.5 and Section 4.6, each of which shall be effective as of the date hereof. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of (i) the termination of the Miranda SPA in accordance with its terms prior to the Closing, (ii) the termination of this Agreement by the written agreement of the parties hereto and (iii) the first date on which none of PEH or its Affiliates Beneficially Own any Common Shares; provided that termination shall not relieve any party from liability for any willful and material breach of this Agreement prior to such termination.
(Signature page follows)

The parties have caused this Governance Agreement to be executed as of the date first written above.

COMPANY

GeoPark Limited

By:	/s/ Felipe Bayon
	Name:	Felipe Bayon
	Title:	Chief Executive Officer

The parties have caused this Governance Agreement to be executed as of the date first written above.

PEH

Panamerican Energy Holdings S.A.

By:	/s/ Jaime Gilinski
	Name:	Jaime Gilinski
	Title:	Authorized Signatory

The parties have caused this Governance Agreement to be executed as of the date first written above.

Solely for the purposes of Section 1.2, Section 2.1 and ARTICLE IV of this Agreement,

COLDEN

Colden Investments S.A.

By:	/s/ Jaime Gilinski
	Name:	Jaime Gilinski
	Title:	Authorized Signatory

EXHIBIT A

DEFINITIONS
The following terms have the meanings indicated:
"Affiliate" of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that the Company (and its Subsidiaries) and PEH (and its Subsidiaries) shall not be deemed to be Affiliates.
"Beneficial Ownership," "Beneficially Owned" and "Beneficially Owns" have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any "group" will be deemed to have Beneficial Ownership of all securities Beneficially Owned by the members of such group and any member of a "group" will be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group in accordance with the provisions of such Rule, and a Person's Beneficial Ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the Beneficial Owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (a) capital stock of any Person or (b) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.  The term "Beneficial Owner" shall have the correlative meaning.
"Business Day" means any day other than a Saturday, a Sunday or any day on which banks located in New York, New York, or Bogota, Colombia are authorized or required by Law to close or be closed.
"Closing" has the meaning given to such term in the Miranda SPA.
"Control" (including its correlative meanings "under common Control with" and "Controlled by") means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
"Damages" means any loss, claim, damage, liability, cost (including reasonable cost of preparation and investigation and reasonable attorney's fees), and judgment, fine, penalty, charge, or settlement cost in respect of any Proceeding, and expense to which a Party hereto or any of its Affiliates or controlling Persons may become subject under the Securities Act, the Exchange Act, or other Laws (or any Proceeding in respect thereof), insofar as such loss, claim, damage, liability, cost, judgment, fine, penalty, charge, settlement cost or expense arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company filed pursuant to the terms of this Agreement, including any preliminary prospectus or prospectus contained therein or any amendments or supplements thereto, any "issuer free writing prospectus" (as such term is defined in Rule 433 under the Securities Act), or roadshow presentation, or (b) an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary prospectus or prospectus or any amendments or supplements thereto, in the light of the circumstances under which they were made) not misleading.
"Disinterested Director" means an Independent Director on the Board who is not a party to the act or transaction at issue and does not have a Material Interest in the act or transaction or a Material Relationship with a Person that has a Material Interest in the act or transaction at issue.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fully Diluted Share Capital" means the total number of Common Shares issued and outstanding as of immediately prior to the date of determination, determined on a fully diluted, as if exercised basis, whether or not exercised, exercisable, settled, eligible for settlement, converted or eligible for conversion, vested or unvested.
"Governing Documents" means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, memorandum of association, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership or similar constitutive or organizational document, including any amendments thereto or restatements thereof as in effect on the date hereof.
"Governmental Entity" means any supranational, national, state, municipal, local or foreign government, any court, tribunal, administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, regulatory administrative authority, governmental agency, bureau, branch or department).
"Independent Director" means a director on the Board who qualifies as an "independent director" pursuant to applicable Law and stock exchange rules and the independence criteria of the Company applicable to all directors.
"Judgment" means judgments, orders and decrees of any Governmental Entity.
"Law" means any law, statute, code, rule or regulation enacted by any Governmental Entity.
"Material Interest" means an actual or potential benefit, including the avoidance of a detriment, other than one which would devolve on the Company or the shareholders generally, that in the case of a director, would reasonably be expected to impair the objectivity of the director's judgment when participating in the negotiation, authorization, or approval of the act or transaction at issue.
"Material Relationship" means a familial, financial, professional, employment, or other relationship that in the case of a director, would reasonably be expected to impair the objectivity of the director's judgment when participating in the negotiation, authorization, or approval of the act or transaction at issue or otherwise with respect to the Person with whom such relationship exists.
"NYSE" means the New York Stock Exchange.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.
"Principal Market" means the NYSE (or any nationally recognized successor thereto), or any other national securities exchange other than the NYSE in the event that the Common Shares are listed on such other exchange.
"Proceeding" means an action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity.
"Registrable Securities" means the Common Shares Beneficially Owned by PEH and its Affiliates; provided, however, that a security shall cease to be a Registrable Security upon the earliest to occur of the following: (a) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such Registration Statement, (b) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (c) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without PEH complying with any method of sale requirements or notice requirements under Rule 144, or (d) such security shall cease to be outstanding following its issuance.
"Registration" means a registration with the SEC of the Company's securities for offer and sale to the public under a Registration Statement.  The terms "Register", "Registering" and "Registered" shall have a correlative meaning.
"Registration Expenses" means all registration and filing fee expenses incurred by the Company in effecting any Registration pursuant to this Agreement, including (a) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC or any other regulatory authority, (b) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or "Blue Sky" Laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses and (d) all fees and expenses of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).
"Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act (other than a registration statement on Form S-4, Form F-4 or Form S-8, or any analogous or successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.
"Representatives" means a Person's Affiliates and its and their respective employees, officers, directors, agents, consultants, accountants, attorneys or financial advisors.
"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.
"Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel to PEH (other than such fees and expenses expressly included in Registration Expenses) in connection with the registration and sale of Registrable Securities.
"Shelf Registration Statement" means a Registration Statement of the Company filed with the SEC on Form F-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form F-3 (or any successor form or other appropriate form under the Securities Act), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.  For purposes of clarity, this term shall include a Registration Statement of the Company filed with the SEC on such other form available to register for resale all of the Registrable Securities as a secondary offering, if the Company is then ineligible to register for resale all of the Registrable Securities on Form F-3.
"Subsidiary" means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or Controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
"Transfer" by any Person means, directly or indirectly, to sell, assign, pledge, lend, give, encumber, hypothecate, grant any option, right or warrant to purchase or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise), of any shares of equity securities Beneficially Owned by such Person or of any interest in any shares of equity securities Beneficially Owned by such Person.  "Transferred" shall have the correlative meaning.
"Underwritten Offering" means a sale of Common Shares to an underwriter for reoffering to the public.

Index of Defined Terms
Affiliate	Exhibit A
Agreement	Preamble
Applicable Matters	Section 4.3(b)
Beneficial Owner	Def. of 'Affiliate'
Beneficial Ownership	Exhibit A
Beneficially Owned	Exhibit A
Beneficially Owns	Exhibit A
Blue Sky	Def. of 'Registration Expenses'
Board Committees	Section 2.1(a)
Business Day	Exhibit A
Chosen Court	Section 4.3(b)
Chosen Courts	Section 4.3(b)
Colden	Preamble
Common Shares	Recitals
Company	Preamble
Company Indemnified Parties	Section 3.7(a)
Confidential Information	Section 3.8(a)
Contract Parties	Section 4.13
Control	Exhibit A
Damages	Exhibit A
Disinterested Director	Exhibit A
EAI	Preamble
Electronic Signatures	Section 4.2
Exchange Act	Exhibit A
Fully Diluted Share Capital	Exhibit A
Governing Documents	Exhibit A
Governmental Entity	Exhibit A
Independent Director	Exhibit A
Judgment	Exhibit A
Law	Exhibit A
Marketed Underwritten Offering	Section 3.1(b)
Material Interest	Exhibit A
Material Relationship	Exhibit A
Miranda SPA	Recitals
Non-Marketed Underwritten Offering	Section 3.1(c)
NYSE	Exhibit A
Parties	Preamble
Party	Preamble
Person	Exhibit A
Piggyback Notice	Section 3.2(a)
Piggyback Registration	Section 3.2(a)
PIPE SPA	Recitals
Principal Market	Exhibit A
Proceeding	Exhibit A
Register	Def. of 'Registration'

Registered	Def. of 'Registration'
Registrable Securities	Exhibit A
Registration	Exhibit A
Registration Expenses	Exhibit A
Registration Statement	Exhibit A
Representatives	Exhibit A
SEC	Exhibit A
Securities Act	Exhibit A
Selling Expenses	Exhibit A
Shelf Registration Statement	Exhibit A
Subsidiary	Exhibit A
Transfer	Exhibit A
Transferred	Def. of 'Transfer'
Underwritten Offering	Exhibit A
Underwritten Offering Notice	Section 3.1(d)